                                 $200,000,000

                             ANALOG DEVICES, INC.

                 ___% Convertible Subordinated Notes due 2000


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                November __, 1995


MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:

        Section 1. INTRODUCTORY. Analog Devices, Inc., a Massachusetts corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $200,000,000 principal amount of the ___% Convertible Subordinated Notes due 2000 of the Company (the "Firm Notes"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of $30,000,000 principal amount of the Securities (the "Option Notes") as provided in Section 4 hereof. The Firm Notes and, to the extent such option is exercised, the Option Notes are hereinafter collectively referred to as the "Notes."

        You have advised the Company that you propose to make a public offering of the Notes on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

        The Company hereby confirms its agreement with respect to the purchase of the Notes by you as follows:

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

          (a)  A registration statement on Form S-3 (File No. 33-     ) with
     respect to the Notes has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has also taken such actions as are necessary to qualify the Indenture dated as of November __, 1995 (the "Indenture") between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement (including the documents incorporated by reference thereto and all exhibits thereto but excluding the Form T-1 and including any registration statement filed pursuant to Rule 462(b) under the Act) at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Notes in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of the Preliminary Prospectus or the Prospectus, as the case may be.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act, the Rules and Regulations and the Trust Indenture Act and will in all material respects conform to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you, specifically for use in the preparation thereof. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform to all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to its 1994 Annual Report on Form 10-K. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation (except with respect to subsidiaries incorporated in jurisdictions where the concept of good standing is not recognized), with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its material subsidiaries as set forth on Schedule II attached hereto (the "Material Subsidiaries") are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) The Company's authorized and outstanding capital stock is as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are duly listed on the New York Stock Exchange, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All of the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and duly reserved for issuance upon such conversion and, when issued upon conversion of the Notes pursuant to the terms of the Indenture, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attached to the ownership thereof. None of the shares of Common Stock issuable upon conversion of the Notes when delivered will be subject to any lien, claim, encumbrance, restriction upon voting or transfer, preemptive right or any other claim of any third party except such as are described in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (e) The Notes have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly executed, authenticated and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which will be in substantially the form filed as an exhibit to the Registration Statement subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Notes and the Indenture will conform to the descriptions thereof in the Prospectus.

          (f) The Company has full legal right, power and authority to enter into this Agreement, the Notes and the Indenture and perform the transactions contemplated hereby and thereby. The Company has all necessary corporate power and authority to issue the Common Stock issuable upon conversion of the Notes. This Agreement, the Notes and the Indenture have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company in accordance with their terms. The making and performance of this Agreement, the Notes and the Indenture by the Company and the consummation of the transactions herein and therein contemplated (including the issuance of Common Stock upon the conversion of the Notes) will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of or the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Notes and the Indenture or the consummation of the transactions contemplated by this Agreement and the Indenture, except for compliance with the Act, the Trust Indenture Act, the Blue Sky laws applicable to the public offering of the Notes by you and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (g) Ernst & Young LLP, who have expressed their opinion with respect to the consolidated financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

          (h) The consolidated financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

          (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or to be filed as exhibits to the documents incorporated by reference by the Exchange Act or by the rules and regulations thereunder, which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

          (k) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (l) The Company and its Material Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its Material Subsidiaries. The Company and each Material Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance or from any labor dispute or court or government action, order or decree, otherwise then as set forth in the Prospectus; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of, or indebtedness material to, the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

          (n) Except as disclosed in or specifically contemplated by the Prospectus and except to the extent that the lack of any of the following would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries.

          (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

          (p) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries taken as a whole.

          (q) The Company has complied with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business relating to the import and export of raw materials, goods and other items, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

          (r) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (s) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Notes other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

          (t) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes.

          (u) The conditions for the use of Form S-3 as set forth in the General Instructions thereto, have been satisfied in connection with the offering.

     Section 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. You represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and terms of the offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by you for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

     Section 4. PURCHASE, SALE AND DELIVERY OF NOTES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you an aggregate of $200,000,000 principal amount of the Firm Notes. You agree to purchase from the Company all of the Firm Notes. The purchase price for the Firm Notes to be paid by you to the Company shall be $______.

     Delivery of the Firm Notes to be purchased by you and payment therefor shall be made at the offices of [Hale and Dorr, 60 State Street, Boston, Massachusetts] (or such other place as may be agreed upon by the Company and you) at such time and date, not later than the third full business day following the first date that any of the Notes are released by you for sale to the public, as you shall designate by at least 48 hours' prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and you (the "First Closing Date"); provided, however, that if the Prospectus is at
any time prior to the First Closing Date recirculated to the    public, the
First Closing Date shall occur upon the later of the third full business day following the first date that any of the Notes are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

     Delivery of the Firm Notes shall be made by or on behalf of the Company to you with respect to the Firm Notes to be sold by the Company against payment by you of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company. The Notes shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in Boston, Massachusetts, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to your obligations.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to you to purchase up to an aggregate of $30,000,000 principal amount of the Option Notes at the purchase price to be paid for the Firm Notes, for use solely in covering any over-allotments made by you in the sale and distribution of the Firm Notes.
The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Notes are released by you for sale to the public (within the meaning of the last sentence of Section 12 hereof), upon written notice by you to the Company setting forth the aggregate number of Optional Notes as to which you are exercising the option, the names and denominations in which the certificates for such Notes are to be registered and the time and place at which such Notes will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Option Notes will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in Boston, Massachusetts, as may be designated by you. The manner of payment for and delivery of the Option Notes shall be the same as for the Firm Notes purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Notes as to which the option has not been exercised.

     Subject to the terms and conditions hereof, you propose to make a public offering of Notes as soon after the effective date of the Registration Statement as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

     Section 5. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable you to continue the distribution of the Notes and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c)  If at any time within the nine-month period referred to in
     Section 10(a)(3) of the Act during which a prospectus relating to the Notes is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case you are required to deliver a prospectus after such nine-month period, the Company upon request, but at your expense, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by you or a dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly following receipt of notice of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years hereafter, the Company will furnish to you: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (h) Other than in accordance with and pursuant to the stock option and stock purchase plans as described in the Prospectus, during the period of 90 days after the first date that any of the Notes are released by you for sale to the public, without your prior written consent (which consent may be withheld at your sole discretion), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security. With respect to any stock option or stock purchase plans described in the Prospectus, without your prior written consent (which consent may be withheld at your sole discretion) the Company will not issue, offer, sell or grant options to purchase equity securities of the Company that are exercisable during such 90-day period. The Company will not accelerate the vesting of any option outstanding on the date hereof.

          (i) The Company will apply the net proceeds of the sale of the Notes sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to cause the Notes to be sold by it to be listed on the New York Stock Exchange.

     You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     Section 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee and any agent of the Trustee,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to you, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or you in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the securities or Blue Sky laws of the states or other jurisdictions of the United States and the provinces of Canada,

(vii) the filing fee of the NASD, and (viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. Except as provided in this Section 6, Section 8 and Section 10 hereof, you shall pay all of your own expenses, including the fees and disbursements of your counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above).

     Section 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. Your obligations to purchase and pay for the Firm Notes on the First Closing Date and the Option Notes on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus,
     (i) there shall not have been any change in the capital stock of the Company or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries,
     (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which materially affects or may materially affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Notes as contemplated hereby.

          (c) There shall have been furnished to you on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

            (i) An opinion of Hale and Dorr, counsel for the Company, addressed to you dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to you, to the effect that:

               (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (2) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of Common Stock of the Company have been duly authorized, and all of the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and duly reserved for issuance upon such conversion; all of the issued and outstanding shares of Common Stock of the Company are, and all of the shares of Common Stock issuable upon conversion of the Notes, when issued and delivered upon the conversion of the Notes pursuant to the terms of the Indenture, will be validly issued and outstanding, fully paid and non-assessable; other than as described in the Prospectus, the holders of outstanding shares of capital stock of the Company are not entitled as such to any preemptive or other rights to subscribe for or to purchase, and no restrictions exist upon the voting or transfer of, any shares of the Common Stock issuable upon conversion of the Notes, pursuant to applicable law or the Company's corporate charter and by-laws or any agreements or documents filed with the Commission as exhibits to the Registration Statement or any document incorporated therein, and neither the filing of the Registration Statement, the offering or sale of the Notes nor the conversion of the Notes as contemplated by this Agreement gives rise under any agreement or instrument filed with the Commission as an exhibit to the Registration Statement or any document incorporated therein to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock;

               (3) Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation (except with respect to any such subsidiaries incorporated in jurisdictions where the concept of good standing is not recognized); and all of the issued shares of capital stock of each such Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares or such shares as may be required by local laws to be owned by residents of the jurisdiction of incorporation) are owned of record directly or indirectly by the Company, to its knowledge free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of the matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (4) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, are reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or by others;

               (5) The Company has corporate power adequate for the execution, delivery and performance of this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company;

               (6) The Notes have been duly authorized and, when duly executed, authenticated, issued in accordance with the Indenture and delivered by the Company and paid for in accordance with the terms thereof will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

               (7) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a legal and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

               (8) The statements in the Prospectus under the captions "Description of Notes" and "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of documents or agreements specifically referred to therein or matters of law, are correct in all material respects;

               (9) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the Restated Articles or Organization or By-laws of the Company or any statute or any order specifically naming the Company, any rule or regulation of any court or governmental agency or body of the United States having jurisdiction over the Company or any of its properties; except for such conflicts, breaches, violations and defaults as are not reasonably likely, individually or in the aggregate, to have (a) a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or (b) any adverse effect on the consummation of the transactions contemplated by this Agreement;

               (10) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (as to the applicability of which no opinion need be expressed) in connection with the purchase and distribution of the Securities by the Underwriters;

               (11) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and financial data and related schedules therein, as to which such counsel need express no opinion), when they become effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;

               (12) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and financial data and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required; and

               (13) The Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending effectiveness of the Registration Statement has been issued or any proceeding therefor instituted or threatened by the Commission.

     Such counsel shall state, without passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the prospectus, that nothing has come to their attention that would lead them to believe (a) that, as of the effective date of the Registration Statement, the Registration Statement (or as of its date, any amendment or supplement thereto and made by the Company prior to the date of such opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of the date of the Prospectus as most recently amended or supplemented, the Prospectus (or any such amendment or supplement thereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that it is necessary, as of the date of such opinion, to supplement or amend the Registration Statement or the Prospectus. Such counsel need express no belief as to the financial statements, including the notes and schedules thereto, or any financial data set forth or referred to in the Registration Statement or the Prospectus or as to any statements in or omissions from any such documents made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, or as to any statements in or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee under the Indenture.

          (ii) An opinion of William Wise, General Counsel of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance satisfactory to you to the effect that the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be in good standing or to so qualify would not have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

          (iii) Such opinion or opinions of Ropes & Gray, as counsel for you, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Notes, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

          (iv) A certificate of the Company executed by the Chairman of the Board or the President and Chief Operating Officer and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

               (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (4) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

               (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus: (a) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries; (b) no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries, and there has been no development or prospective development in any such action, suit or proceeding disclosed in the Prospectus, which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may materially adversely affect the transactions contemplated by this Agreement; (c) neither the Company nor any of its subsidiaries has entered into any oral or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (d) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

               (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

          (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you from Ernst & Young LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

          (vi)  On or before the date of this Agreement, letters from Ray
     Stata, Jerald G.  Fishman and [                 ],  in form and substance
     satisfactory to you, confirming that for a period of [   ] days after the
     first date that any of the Notes are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without your prior written consent, which consent may be withheld at your sole discretion.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Ropes & Gray, your counsel. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to you or your counsel shall be deemed to be a representation and warranty by the Company to you as to the statements made therein.

     If any condition to the your obligations hereunder to be satisfied prior to or at the First Closing Date or the Second Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on your part or the part of the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

     Section 8. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7, or if the sale to you of the Notes at the First Closing Date or the Second Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

     Section 9. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     Section 10. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which you or such controlling person may become subject, under the Act, the Trust Indenture Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse you and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by you or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and PROVIDED, FURTHER, that the Company shall not be liable to you under the indemnity agreement in this Section 10(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage, liability or expense results from the fact you sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to you and the loss, claim, damage, liability or expense results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse you on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, you shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to you within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) You will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Trust Indenture Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director or officer or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to your other obligations under this Section 10(b), you agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, you will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to you together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which you may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraphs (a) and (b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of the or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and you in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and you shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Notes sold by them to you (net of underwriting commissions but before deducting expenses), and in your case as the underwriting commissions received by you, bears to the total of such amounts paid to the Company and received by you as underwriting commissions. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 10, you shall not be required to contribute any amount in excess of the amount of the total underwriting commissions received by you in connection with the Notes underwritten by you and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and

10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

     Section 11. DEFAULT OF UNDERWRITER. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Notes hereunder that, except as hereinafter in this paragraph provided, you shall purchase and pay for all the Notes agreed to be purchased hereunder upon tender of all such shares in accordance with the terms hereof. If you default in your obligation to purchase Notes hereunder on either the First or Second Closing Date and arrangements satisfactory to you and the Company for the purchase of such Notes by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

     In the event that Notes to which a default relates are to be purchased by another party or parties, you or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, any reference to you in your capacity as an underwriter shall include any person substituted for you in whole or in part under this Section. Nothing herein will relieve you from liability for your default.

     Section 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Notes for sale to the public. For the purposes of this Section 12, the Notes shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Notes or upon the release by you of telegrams (i) advising that the Notes are released for public offering, or (ii) offering the Notes for sale to securities dealers, whichever may occur first.

     Section 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the

     Company to you (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of you to the Company (except to the extent provided in Section 10 hereof).

          (b) This Agreement may also be terminated by you on or prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in your reasonable judgment, to affect materially and adversely the marketability of the Notes, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened (except as described in the Prospectus, and then only to the extent there has not occurred since the date of the Prospectus any development or prospective development relating to any such action, suit or proceeding so described), or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in your reasonable judgment, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Notes. Any termination pursuant to this subsection (b) shall be without liability on your part to the Company or on the part of the Company to you (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

     Section 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

     Section 15. NOTICES. All communications hereunder shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: Mr. Joseph M. Schell with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Keith F. Higgins, Esq.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at Analog Devices, Inc., Three Technology Way, Norwood, Massachusetts 02062-9106, Attention: President, with a copy to Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attention: Paul P. Brountas, Esq. and Mark G. Borden, Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the other.

     Section 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute party pursuant to
Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Notes as such from you merely by reason of such purchase.

     Section 17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the Commonwealth of Massachusetts.

     Section 19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and you, all in accordance with its terms.

                                                Very truly yours,

                                                ANALOG DEVICES, INC.



                                                By:
                                                   ---------------------------
                                                    Jerald G. Fishman
                                                    President and Chief
                                                    Operating Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

MONTGOMERY SECURITIES


By:
   ------------------------------------
    Managing Director

                           SCHEDULE I

                                                       Principal Amount of
   Underwriter                                        Notes to be Purchased
   -----------                                        ---------------------
Montgomery Securities. . . . . . . . . . . . . .

Goldman, Sachs & Co. . . . . . . . . . . . . . .
                                                         ------------
Total. . . . . . . . . . . . . . . . . . . . . .         $200,000,000
                                                         ============


                                 Schedule II
                            Material Subsidiaries
                            ---------------------

Analog Devices, B.V.

Analog Devices Finance N.V.

[                       ]







                                     A-2